EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 of Handheld Entertainment, Inc filed on Form S-3 (File No. 333-133215), in Post-Effective Amendment No. 1 to the Registration Statement of ZVUE Corporation on Form S-8 (File No. 333-140719), in Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-147574), in Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333- 140332), in the Registration Statement on Form S-8 (File No. 333-147996) and in the Registration Statement on Form S-8 (File No. 333-144738) of our report dated March 24, 2008 on the consolidated financial statements of ZVUE Corporation and Subsidiaries (formerly known as Handheld Entertainment, Inc.) as of December 31, 2007 and for the years ended December 31, 2007 and 2006, which report is included in this Annual Report on Form 10-KSB of ZVUE Corporation for the year ended December 31, 2007.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 27, 2008